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                                                                   Exhibit 10.19


                                ENGAGEMENT LETTER


December 23, 1999

Charles Payne
Chief Executive Officer
Wall Street Strategies Corporation
130 William Street
Suite 401
New York, NY 10038

         Re:      Wall Street Strategies Corporation

Dear Mr. Payne:

         This engagement letter (the "Engagement Letter" or, this "Agreement") shall serve to set forth the terms upon which Joseph Charles & Assoc., Inc. ("JCA"), will render to Wall Street Strategies Corporation together with its subsidiaries (the "Company") certain investment banking services. On the basis of several discussions held between JCA and the Company's representatives, and subject to the terms and conditions of this Engagement Letter, JCA and the Company agree that JCA is engaged to act as the Company's Investment Banker and Placement Agent to assist the Company with respect to matters relating to the financing of the Company's businesses, recapitalizations and mergers and acquisitions ("Projects"), pursuant to the following terms and conditions:

         1. Terms of Engagement; Exclusive Agency. The term of the Investment Banking Engagement established hereby is eighteen (18) months from the date of completion of at least seven and a half million dollars ($7,500,000) of the initial project contemplated in Section 5 herein (the "Term"). Unless waived in writing by JCA, JCA shall be the Company's exclusive agent with respect to investment banking services relating to any Project contemplated by the Company during the Term. During the Term, the Company agrees not to engage any other investment banking firm or financial intermediary which provide financing, or to directly contact institutions regarding and/or relating to their investment banking services. JCA will have the first right of first


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Wall Street Strategies
December 23, 1999
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refusal on any private or public financing of the Company's debt or equity during the Term. Prior to proceeding with any private or public offering of its securities, the Company will provide notice to JCA in writing of its intention to make such offering, and shall afford JCA a period of thirty (30) days from the date of receipt of such notice by JCA for JCA to determine to act as the placement agent, underwriter or principal investor in such offering. In the event that JCA fails to respond timely in writing to the Company exercising its right of first refusal within such thirty (30) day period, the Company shall be free to pursue said offering without the services of JCA. In the event that any material term or terms of the proposed offering changes subsequent to the issuance of a notice contemplated hereby to JCA, the Company shall be obligated to send a new notice offering JCA the opportunity to participate in the revised offering in accordance with the procedure set forth hereinabove. Notwithstanding any other provision of any offering proposed to be made by the Company, in the event that JCA exercises its right of first refusal, the Company shall be obligated to pay JCA a non-refundable deposit of $50,000 at the time of such exercise. This non-refundable deposit shall be offset against any fee or expense reimbursement payable to JCA under the terms of the proposed financing.

         2. Termination.

                  (a) The Company may terminate this Agreement for cause. In the event of such termination, JCA shall be entitled to all items of compensation and expenses (including any amounts deferred) payable to JCA pursuant hereto as of the date of termination. For purposes of this Agreement, "cause" shall be defined as any material breach of this Engagement Letter by JCA which is not cured within 30 days after written notice of such breach is given by the Company to JCA. In addition, should JCA fail to procure investors before the expiration of the Initial Offering Period (defined in Section 5(d)) or extension thereof for securities of the Company totaling no less than four million dollars ($4,000,000) at current market value, then the Company may terminate this Agreement upon payment of all items of compensation and expenses (including any amounts deferred) payable to JCA pursuant hereto as of the date of termination.

                  (b) JCA may terminate this Agreement at any time, without advance notice, with or without cause, effective immediately upon written notice thereof in which event the Company shall have no further liability or obligation to JCA.

                  (c) If the Company terminates this Agreement in a manner other than as described in paragraph 2(a) and 2(d), the Company shall be obligated to pay immediately to JCA a breakup fee of $50,000 in addition to all other items of compensation and expenses (including any amounts deferred) payable to JCA pursuant hereto as of the date of termination; provided that notwithstanding such termination, any transactions completed during the eighteen (18) months



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Wall Street Strategies
December 23, 1999
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following the termination of this Agreement between the Company and any investor introduced to the Company by JCA, will obligate the Company to pay the compensation to JCA in the amount set forth in paragraph 5(b)(i) below.

                  (d) If the Company terminates this agreement without cause prior the expiration of the Initial Offering Period or any extension thereof, the Company shall be obligated to immediately pay a break-up fee of three hundred thousand dollars ($300,000) and forty percent (40%) of the warrants which would have been earned for the maximum raise contemplated in Section 5. The Company and JCA agree that the foregoing fees are an acceptable measure of compensation to JCA for the contemplated Private Placement. Such fee shall be in addition to payment for expenses and fees.

         3. Representations and Indemnification. The Company represents and warrants to JCA that:


                  (a) the Company will not cause or knowingly permit any action to be taken in connection with any Project which violates the Securities Act of 1933 (including Regulation D thereunder), the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any state securities laws;

                  (b) all information and statements provided by the Company in connection with all Projects will be true and correct;

                  (c) current Company management, as disclosed to JCA, will continue in place after the Initial Project for a reasonable period of time;

                  (d) the financial statements provided by the Company to JCA fairly reflect the financial condition of the Company and the results of its operations at the time and for the periods covered by such financial statements;

                  (e) the Company is not aware of any facts adversely affecting the financial condition of the Company;

                  (f) the Company has prepared and delivered to JCA its most recent projections of sales, earnings and cash flows; and



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Wall Street Strategies
December 23, 1999
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                  (g) with respect to each Project (including the Initial
Project, as described below), the Company will execute a placement agreement or other type of definitive agreement as may be appropriate for each Project containing mutual indemnification and other terms and conditions customary for agreements of that type, acceptable in form and substance to JCA and the Company; but failure to execute such agreement shall not relieve the Company of its obligations to reimburse JCA for all costs and expenses incurred by JCA in connection with the contemplated Project to the extent provided herein.

                  (h) JCA represents to the Company that JCA is registered with the National Association of Securities Dealers (NASD) and Securities Investor Protection Corporation (SIPC). Information on JCA can be accessed via the internet at www.NASDR.com. JCA is in good corporate standing with the State of Florida, the NASD, and the Securities and Exchange Commission (SEC). JCA has the ability to execute the project(s) contemplated herein.

         4. Conditions of Performance by JCA, Due Diligence by JCA. During the Term, JCA shall be authorized to conduct necessary due diligence in connection with Projects, including, but not limited to, inspection of the Company's facilities and operations, review of current financial statements and projections, interviews with the Company's advisors, interviews with the Company's senior management and other employees and contacts with the Company's customers, suppliers and sources of credit. This engagement is specifically subject to and conditional upon successful completion of these due diligence procedures, the results of which shall be satisfactory to JCA in its sole determination. JCA agrees that it will maintain the confidentiality of the Company's financial information regarding plans, strategies, cash flows, sales and earnings estimates; any such dissemination of financial information shall, if requested by the Company, be made under the protection of a confidentiality agreement reasonably and mutually acceptable to JCA and the Company. JCA intends to effect each Project, including the Initial Project, as soon as practicable after the Company has complied with all applicable statutes, laws, rules and regulations and conclusion of all due diligence; provided, however that JCA reserves the right not to proceed with any Project, if, in its sole judgment, market conditions are not suitable for the completion of such Project or information comes to its attention relating to the Company, its management or its position in the industry which could, in JCA's sole judgment, preclude a successful completion of any Project.

         5. Initial Project. The initial Project for which JCA is being engaged (the "Initial Project") is the following:



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Wall Street Strategies
December 23, 1999
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                  (a) JCA shall act as the Company's Investment Banker and
Placement Agent in a private placement offering (the "Private Placement" or the "Financing"). The Company proposes to issue up to $10,000,000 of a proposed issue of securities (the "Securities"), the percentage such Securities represent of the equity securities of the Company on a post-offering basis shall be determined by JCA and the Company after the execution hereof. The stated percentages will include those Securities issued to the investors in the Private Placement as well as those Securities issued to JCA as compensation pursuant hereto. The offering will be made on a "best efforts, all or none" basis with respect to the first $1,000,000 (the "Minimum Amount"), and on a "best efforts" basis with respect to the balance.

                  (b) Compensation to JCA - JCA shall be entitled to receive the following items of compensation for the services rendered hereunder.

                           (i) Placement Fee. JCA shall be entitled to receive a
Placement Fee equal to nine percent (9%) of total gross proceeds raised from the Financing.

                           (ii) Warrants. As additional consideration, the
Company will sell to JCA, at each closing under the Private Placement, a five year warrant (exercise period to begin after one year after date of issuance) to purchase a number of shares of Common Stock equal to forty percent (40%) of the shares of Common Stock or equivalents placed in the Private Placement (the "Warrant"). The purchase price of the Warrant shall be $.0001 times the number of shares available for purchase pursuant to the Warrant, and the exercise price of fifty percent (50%) of the total warrants sold shall be one-hundred and twenty percent (120%) of the offering price of the shares in the Private Placement not to exceed five dollars and fifty cents ($5.50). The remaining fifty percent (50%) of the total warrants sold shall be one-hundred and thirty percent (130%) of the offering price of the shares in the Private Placement not to exceed five dollars and fifty cents ($5.50). The Warrant shall contain standard demand registration and piggyback registration rights and anti-dilution provisions for below market-price issuances, stock splits, stock dividends, re-combinations, reorganizations, a cashless exercise provision, and shall be acceptable in form and substance to JCA.

                           (iii) Merger or Sale of Assets. In addition, if prior
to sale of Securities in the Private Placement the Company merges or sells all or substantially all of its assets, or sells a block of stock equal to or in excess of twenty percent (20%) of the issued and outstanding shares of equity securities of the Company (determined prior to issuance), and the offering contemplated hereby is abandoned by the Company, JCA shall be entitled to receive the following break up fee from the Company: a cash fee of $25,000 or five percent (5%) of the outstanding value (not to exceed $300,000) of the transaction, whichever is greater. The Company and JCA agree that the



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Wall Street Strategies
December 23, 1999
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foregoing fee is an acceptable measure of compensation to JCA for the contemplated Private Placement. Such cash fee shall be in addition to payment for expenses and fees discussed.

                  (c) Expenses. The Company is responsible for the preparation of the private placement documents, legal, printing, accounting, travel and accommodations expenses, background searches regarding the Company and its officers and directors as well as Blue Sky qualification of the Securities and related filing and registration fees and expenses; such Blue Sky legal services will be performed by JCA's counsel for a fixed fee of $15,000 (plus such fees and expenses). JCA will incur expenses in connection with the Private Placement including due diligence expenses, counsel, and other expenditures. In consideration of the undertaking by JCA to use its best efforts herein, the Company agrees to pay three percent (3%) of the gross proceeds of the Private Placement as a non-accountable expense reimbursement to JCA. Fifty thousand dollars ($50,000) of the non-accountable expense reimbursement will be paid in the form of a non-refundable deposit, with twenty-five thousand dollars ($25,000) payable upon signing this Engagement Letter and twenty-five thousand dollars ($25,000) payable at the completion of the sale ready Private Placement Memorandum. The remaining amount is to be paid upon each closing of the Private Placement.

                  (d) Placement Agency Agreement. The Company and JCA shall promptly negotiate a definitive Placement Agency Agreement with respect to this Initial Project. This Placement Agency Agreement shall contain language stipulating that JCA shall complete the offering within forty-five (45) days from the date of the Private Placement Memorandum being sales ready (the "Initial Offering Period"); the Company and JCA may mutually agree to extend the Initial Offering Period for an additional forty-five (45) days. Furthermore, the form and substance of the Placement Agency Agreement is expected to be similar to previous Placement Agency Agreements which JCA has been a party thereof.

         6. Notice. All notices and other communications required or permitted to be given under this Engagement Letter shall be in writing and either personally delivered; sent by first class certified mail, return receipt requested, postage prepaid; sent by overnight delivery via a nationally recognized delivery service; or transmitted by confirmed facsimile transmission, to the respective party at the following address or fax number:

                  To the Company at:    Wall Street Strategies Corporation
                                        130 William Street, Suite 401
                                        New York, NY 10038
                                        Attention: Charles Payne
                                        Facsimile No.: 212-514-9582



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Wall Street Strategies
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                  To JCA at:            Joseph Charles & Assoc., Inc.
                                        2500 N. Military Trail, Suite 300
                                        Boca Raton, FL 33431
                                        Attention: Joseph C. Visconti
                                        Facsimile No.: (561) 997-9855

or, as to either party, to such other address and/or facsimile number as such party designates by written notice to the other party or parties. Notice shall be deemed given when personally delivered or transmitted by facsimile; the day after delivery to such overnight delivery services; and three business days after deposit with the U.S. Postal Service.

         7. Choice of Laws and Arbitration. This Engagement Letter shall be construed pursuant to the laws of the State of Florida. Any controversy arising hereunder shall be resolved by binding arbitration pursuant to the rules of the American Arbitration Association. Proceedings arising from a controversy(s) shall be conducted in Atlanta, Georgia. The non-prevailing party shall pay all costs of arbitration.

         If this Engagement Letter correctly sets forth our agreement, please so indicate by signing and returning the enclosed copy of this letter.

                                               Very truly yours,

                                               JOSEPH CHARLES & ASSOC., INC.

                                               By: /s/ Joseph C. Visconti
                                                   ----------------------
                                                   Joseph C. Visconti, President


AGREED TO AND ACCEPTED
this ___ day of December, 1999


WALL STREET STRATEGIES CORPORATION

By: /s/ Charles Payne
   -------------------------------
   Charles Payne
   Chief Executive Officer



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